EXHIBIT 23(B)

                               CONSENT OF ENGINEER

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus of our estimates, dated January 9 and 23, 1996, which appear in the MDU Resources Group, Inc. Annual Report on Form 10-K for the year ended December 31, 1995, and to all references to our firm included in this Registration Statement.

                                                 RALPH E. DAVIS ASSOCIATES, INC.
Houston, Texas                                   /s/ Joseph Mustacchia Jr.
June 14, 1996                                    Executive Vice-President